================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           SEAGATE TECHNOLOGY, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

                           SEAGATE TECHNOLOGY, INC.

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD OCTOBER 29, 1998

TO THE STOCKHOLDERS:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SEAGATE TECHNOLOGY, INC. (the "Company"), a Delaware corporation, will be held on Thursday, October 29, 1998 at 10:00 a.m., local time, at the Hotel Boulderado, the Ballroom, 2115 13th Street, Boulder, Colorado 80302 for the following purposes:

  1. To elect directors to serve for the ensuing year or until their successors are elected.

  2. To approve an amendment to the Seagate Technology, Inc. Employee Stock Purchase Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 6,000,000.

  3. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending July 2, 1999.

  4. To consider and take action on a stockholder proposal regarding employment practices and policies in Northern Ireland.

  5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  Only stockholders of record at the close of business on September 4, 1998 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

  Any stockholder attending the meeting may vote in person even if he or she has returned a Proxy. Instead of submitting your proxy vote with the paper Proxy Card, you may vote electronically via the Internet or by telephone. Please see "Information Concerning Solitication and Voting--Voting by Telephone or the Internet" and the attached Proxy Card for further details. Please note that there are separate Internet or telephone voting arrangements depending on whether shares are registered in your name or in the name of a broker or bank. The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly.

                                          Sincerely,
                                          Thomas F. Mulvaney
                                          Secretary

Scotts Valley, California
September 24, 1998



                            YOUR VOTE IS IMPORTANT.

       IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS
              POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                           SEAGATE TECHNOLOGY, INC.

                               ----------------

                                PROXY STATEMENT

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed Proxy is solicited on behalf of SEAGATE TECHNOLOGY, INC. (the "Company") for use at the Annual Meeting of Stockholders to be held Thursday, October 29,1998 at 10:00 a.m., local time, or at any adjournment thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at the Hotel Boulderado, the Ballroom, 2115 13th Street, Boulder, Colorado 80302. The Company's principal executive offices are located at 920 Disc Drive, Scotts Valley, California 95066, and its telephone number at that location is (831) 438-6550.

  These proxy solicitation materials and the Annual Report to Stockholders for the fiscal year ended July 3, 1998, including financial statements, were first mailed on or about September 24, 1998 to all stockholders entitled to vote at the meeting.

RECORD DATE AND PRINCIPAL SHARE OWNERSHIP

  Stockholders of record at the close of business on September 4, 1998 are entitled to notice of and to vote at the meeting. The Company has one series of Common Stock outstanding, designated Common Stock, $.01 par value. At the record date, 245,212,903 shares of the Company's Common Stock were issued and outstanding. No shares of the Company's Preferred Stock were outstanding.

REVOCABILITY OF PROXIES

  Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person.

VOTING AND SOLICITATION

  Every stockholder voting for the election of directors (Proposal One) may cumulate such stockholder's votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by such stockholder, or distribute such stockholder's votes on the same principle among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven (7) candidates. However, no stockholder shall be entitled to cumulate votes for any individual unless such individual's name has been placed in nomination prior to the voting and the stockholder has given notice, prior to the voting, of the intention to cumulate the stockholder's votes. On all other matters, each share of Common Stock has one vote. A quorum comprising the holders of the majority of the outstanding shares of Common Stock on the record date must be present or represented for the transaction of business at the Annual Meeting. Abstentions and broker non-votes will be counted in establishing the quorum.

  The cost of soliciting votes will be borne by the Company. The Company has retained D.F. King & Co., Inc. to provide proxy solicitation services in connection with the meeting at an estimated cost of $6,500. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers and other employees, without additional compensation, personally or by telephone, facsimile or other means.

STOCK SPLIT

  In November 1996, the Company effected a two-for-one stock split in the form of a stock dividend. All share and per share information herein reflects such stock split except as otherwise noted.

SECURITY OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

  The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of September 4, 1998 by (i) each person known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the table under "Executive Compensation and Other Matters -- Executive Compensation -- Summary Compensation Table" and (iv) all directors and executive officers as a group:

                                                             COMMON
                                                             STOCK    PERCENT
NAME                                                         OWNED    OWNED (1)
----                                                       ---------- --------
Putnam Investments (2) ................................... 14,513,100   5.9%
 One Post Office Square
 Boston, MA 02109-2103
Stephen J. Luczo (3)......................................    557,860     *
Robert A. Kleist (4)......................................    245,609     *
Lawrence Perlman (5)......................................    114,493     *
Gary B. Filler (6)........................................    113,244     *
Kenneth E. Haughton (4)...................................     77,191     *
Thomas P. Stafford (6)....................................     71,991     *
Laurel L. Wilkening (7)...................................     53,391     *
Alan F. Shugart (8).......................................  1,015,326     *
Bernardo A. Carballo (9)..................................    565,000     *
Donald L. Waite (10)......................................    447,292     *
Brendan C. Hegarty (11)...................................    348,491     *
William D. Watkins (12)...................................    298,640     *
All directors and executive officers as a group (16
 persons) (13)............................................  4,576,635   1.8%

--------
   * Less than 1%

 (1) Applicable percent of ownership is based on 245,212,903 shares of Common Stock outstanding as of September 4, 1998 together with applicable options for such stockholder. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days after September 4, 1998 are deemed outstanding for computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage of any other person.
 (2) Reflects ownership as reported on Schedule 13F showing ownership as of June 30, 1998 as filed with the Securities and Exchange Commission by Putnam Investments, an investment company registered under Section 8 of the Investment Company Act of 1940, as amended. Putnam Investments has sole voting power and shared dispositive power with respect to all such shares of the Company's Common Stock. The Company has no information with respect to the identities of the parties with whom Putnam Investments shares dispositive power.

 (3) Includes 312,500 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

 (4) Includes 71,991 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

 (5) Includes 110,326 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

 (6) Represents shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

 (7) Includes 51,991 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

 (8) Includes 267,500 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options. Mr. Shugart ceased employment as the Company's Chairman of the Board and Chief Executive Officer in July 1998. Mr. Shugart resigned his position as a director of the Company effective August 1998.

 (9) Includes 412,000 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

(10) Includes 210,000 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

(11) Includes 193,126 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

(12) Includes 144,744 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

(13) Includes 2,419,725 shares of Common Stock which may be acquired within 60 days after September 4, 1998 through the exercise of stock options.

STOCKHOLDER PROPOSALS TO BE PRESENTED AT NEXT ANNUAL MEETING

  Proposals of stockholders which are intended to be presented by such stockholders at the Company's 1999 Annual Meeting must be received by the Secretary of the Company at the Company's principal executive offices no later than May 26, 1999 in order that they may be included in the proxy statement and form of proxy relating to that meeting. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's Annual Meeting in 1999, which is not eligible for inclusion in the proxy statement relating to that meeting, the stockholder must give notice to the Company in accordance with the requirements set forth in the Securities Exchange Act of 1934, as amended, no later than August 10, 1999. If such a stockholder fails to comply with the foregoing notice provision, the proxy holders will be allowed to use their discretionary voting authority when and if the proposal is raised at the Company's Annual Meeting in 1999.

VOTING BY TELEPHONE OR THE INTERNET

  FOR SHARES DIRECTLY REGISTERED IN THE NAME OF THE STOCKHOLDER. Stockholders with shares registered directly with Harris Bank may vote telephonically by calling Harris Bank at (888) 426-7035 or via the Internet at the following address on the World Wide Web:

       www.harrisbank.com/corporations/shareholders/proxyhome.html

  FOR SHARES REGISTERED IN THE NAME OF A BROKERAGE FIRM OR BANK. A number of brokerage firms and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. This program is different from the program provided by Harris Bank for shares registered in the name of the stockholder. If your shares are held in an account at a brokerage firm or bank participating in the ADP program, you may vote those shares telephonically by calling the telephone number referenced on your proxy card. Votes submitted via the Internet through the ADP program must be received by 12:00 a.m. midnight (EST) on

October 28, 1998. The giving of such proxy will not affect your right to vote in person should you decide to attend the Annual Meeting.

  The telephone and Internet voting procedures are designed to authenticate stockholder identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. The Company believes that the telephone and Internet voting procedures that have been made available through Harris Bank and ADP Investor Communication Services are consistent with the requirements of applicable law. Stockholders voting via the Internet through either Harris Bank or ADP Investor Communication Services should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

                                 PROPOSAL ONE
                             ELECTION OF DIRECTORS

GENERAL

  A board of seven (7) directors is to be elected at the meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven (7) nominees named below, all of whom are presently directors of the Company. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. The Company is not aware of any nominee who will be unable or will decline to serve as a director. The term of office for each person elected as a director will continue until the next Annual Meeting of Stockholders or until his or her successor has been elected and qualified.

VOTE REQUIRED

  If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Votes withheld from all directors are counted for the purposes of determining the presence or absence of a quorum for the transaction of business but have no other effect under Delaware law.

NOMINEES

  The names of the nominees, each of whom is currently a director of the Company, and certain information about them, are set forth below:

                                                                     DIRECTOR
 NAME OF NOMINEE      AGE PRINCIPAL OCCUPATION                        SINCE
 ---------------      --- --------------------                       --------
 Stephen J. Luczo....  41 Chief Executive Officer and President of     1998
                          the Company
 Gary B. Filler......  57 Co-Chairman of the Board of Directors of     1985
                          the Company and Financial Consultant
 Kenneth E. Haughton.  70 Engineering Consultant                       1986
 Robert A. Kleist....  70 President, Chief Executive Officer and a     1981
                          Director of Printronix, Inc. (computer
                          printer manufacturer)
 Lawrence Perlman....  60 Co-Chairman of the Board of Directors of     1989
                          the Company and Chairman of the Board of
                          Directors and Chief Executive Officer of
                          Ceridian Corporation (technology-based
                          services company)
 Thomas P. Stafford..  67 Vice Chairman of Stafford, Burke and         1988
                          Hecker, Inc. (a consulting firm)
 Laurel L. Wilkening.  53 Independent Consultant                       1993

  Except as set forth below, each of the nominees has been engaged in his or her principal occupation described above during the past five years. There is no family relationship between any director or executive officer of the Company.

  Mr. Luczo joined the Company in October 1993 as Senior Vice President, Corporate Development. In March 1995, he was appointed Executive Vice President, Corporate Development and Chief Operating Officer of Seagate Software, Inc. ("Seagate Software"), a majority-owned subsidiary of the Company. In July 1997, he was appointed Chairman of the Board of Seagate Software. Mr. Luczo was promoted to President of the Company in September 1997. Mr. Luczo was Chief Operating Officer of the Company from September 1997 until August 1998. In July 1998, Mr. Luczo was promoted to Chief Executive Officer and appointed to the Board of Directors of the Company. Prior to joining the Company he was Senior Managing Director of the Global Technology Group of Bear, Stearns & Co. Inc., an investment banking firm, from February 1992 to October 1993.

  Mr. Filler was appointed Co-Chairman of the Board of Directors of the Company in July 1998. Mr. Filler has been a financial consultant since September 1996. He was Senior Vice President and Chief Financial Officer of Diamond Multimedia Systems, Inc., a multimedia and graphics company from January 1995 to September 1996. From June 1994 to January 1995, Mr. Filler was a business consultant and private investor. From February 1994 until June 1994 he served as Executive Vice President and Chief Financial Officer of ASK Group, Inc., a computer systems company. Mr. Filler also serves as a director of Sento Corporation and Seagate Software.

  Dr. Haughton is also a director of Solectron Corporation.

  Mr. Perlman was appointed Co-Chairman of the Board of Directors of the Company in July 1998. Mr. Perlman is also a director of Computer Network Technology Corporation, Valspar Corporation, AMDOCS Limited and Seagate Software. He was a regent of the University of Minnesota from 1992 to 1995.

  General Stafford, a former astronaut, also serves as director of Allied-Signal Corporation, CMI, Inc., Cycomm International, Timet, Inc. and Tremont, Inc.

  Dr. Wilkening served as Chancellor of the University of California, Irvine from July 1993 to June 1998.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of nineteen meetings during fiscal 1998. No director attended fewer than 75% of the meetings of the Board of Directors and committees thereof, if any, upon which such director served. The Board of Directors has an Audit Committee, an Executive Personnel and Organization Committee, a Strategic Planning Committee, an Executive Committee, a Stock Option Committee, a Technology Committee, a Special Management Committee and a Special Compensation Committee. The Board of Directors nominates candidates to stand for annual election to the Board and to fill vacancies as they may occur.

  The Audit Committee, which consists of directors Filler, Wilkening and Haughton, met four times during fiscal 1998. The Audit Committee reviews and approves the scope of the audit performed by the Company's independent auditors as well as the Company's accounting principles and internal accounting controls. In fiscal 1998 the Board of Directors as a whole recommended engagement of the Company's independent auditors.

  The Executive Personnel and Organization Committee, which consists of directors Kleist, Perlman and Stafford met five times during fiscal 1998. This Committee reviews the structure and performance of senior management, as well as the Company's plans for management succession, recommends to the Board of Directors candidates for nomination to the Board, administers the Company's stock option and stock purchase plans and reviews and approves the Company's compensation policies and distributions to officers under the Company's Performance-Based Executive Compensation Plan. The Executive Personnel and Organization Committee will consider nominees to the Board of Directors recommended by stockholders. Stockholders making such recommendations should follow the procedures outlined above under "Information Concerning Solicitation and Voting -- Stockholder Proposals to be Presented at Next Annual Meeting."

  The Strategic Planning Committee, which consisted of directors Filler and Perlman and former director Alan F. Shugart held two meetings during fiscal 1998. Effective July 1998, the responsibilities of this committee, which included review of the Company's strategic plans, proposed acquisitions and investments have been assumed by the Executive Committee.

  The Executive Committee, which was instituted in July 1998, consists of directors Filler, Perlman and Luczo. Mr. Luczo is the chairman of this committee. During intervals between meetings of the Board of Directors, this committee is authorized to exercise certain powers of the Board of Directors to manage the business and affairs of the Company.

  The Stock Option Committee, which consists of directors Luczo and Perlman, reviews and approves stock option grants to non-officer employees and consultants of the Company. This committee held no meetings in fiscal 1998 but performed its mission through actions by written consent.

  The Technology Committee, which consists of directors Kleist, Wilkening and Haughton, was instituted in July 1998. Mr. Haughton is the chairman of this committee. This committee reviews corporate-wide technology matters including research, development and engineering.

  The Special Management Committee was appointed by the Board of Directors in October 1997 for fiscal 1998 only. The responsibility of this committee was to meet with management from time to time to oversee operations. Directors Filler and Haughton were the members of this committee which held two meetings during fiscal 1998.

  The Special Compensation Committee was appointed by the Board of Directors in May 1997 for fiscal 1998 only. Directors Filler and Perlman were the members of this committee which held one meeting during fiscal 1998. This committee was responsible for reviewing and developing the Company's 1998 executive and key personnel bonus plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Executive Personnel and Organization Committee currently consists of directors Kleist, Perlman and Stafford. During fiscal 1998, there were no transactions requiring disclosure hereunder.

                                 PROPOSAL TWO
                 AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN

  At the Annual Meeting, the stockholders are being asked to approve an amendment to the Seagate Technology, Inc. Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares authorized for issuance thereunder by 6,000,000 to a total of 19,600,000 shares. In June 1981 the Board of Directors adopted, and in September 1981 the stockholders approved, the Purchase Plan under which a total of 1,600,000 shares of Common Stock were reserved for issuance. In 1987 the Board of Directors approved and the stockholders ratified an amendment of the Purchase Plan to change the method of calculating the number of shares to be issued to each participant at the end of each offering period. In each of 1988, 1990, 1991 and 1994, the Board of Directors approved, and the stockholders ratified, amendments of the Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000, 2,000,000, 4,000,000 and 4,000,000, respectively, to a total of 13,600,000 shares. In July 1998, the Board of Directors approved an amendment to the Purchase Plan to increase the number of shares reserved for issuance thereunder by an additional 6,000,000 to 19,600,000 shares, subject to approval by the stockholders at this Annual Meeting.

  As of September 4, 1998, a total of 12,174,454 shares had been issued to employees at an average purchase price of $9.5273 per share pursuant to thirty-four (34) offerings under the Purchase Plan and 7,425,546 shares, of which 6,000,000 are subject to stockholder approval at this Annual Meeting, remained available for future issuance.

  The Board of Directors believes that in order to attract and retain qualified employees for the Company, it is necessary to continue to allow employees to purchase Common Stock under the Purchase Plan. The Board of Directors further believes that the remaining shares in the Purchase Plan are insufficient for such purpose.

VOTE REQUIRED

  The affirmative vote of a majority of the Votes Cast will be required by law to approve the amendment to the Purchase Plan. For this purpose, the "Votes Cast" are defined to be the shares of the Company's Common Stock represented and voting at the Annual Meeting. In addition, the affirmative votes must constitute at least a majority of the required quorum, which quorum is a majority of the shares outstanding at the Record Date. Votes that are cast against the proposal will be counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Abstentions will be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. Accordingly, abstentions will have the same effect as a vote against the proposal. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to this proposal.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE PURCHASE PLAN.

SUMMARY OF THE PURCHASE PLAN

  The essential features of the Purchase Plan are outlined below.

PURPOSE

  The purposes of the Purchase Plan are to provide employees of the Company and those majority-owned subsidiaries of the Company which are designated by the Board of Directors to participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. The Purchase Plan is intended to qualify under Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

  The Purchase Plan provides for administration by the Board of Directors of the Company or by a committee appointed by the Board of Directors (for the purposes of this plan description, "Board of Directors" shall mean either the Board of Directors or a committee appointed by the Board of Directors). All questions of interpretation or application of the Purchase Plan are determined by the Board of Directors or its appointed committee, and its decisions are final and binding upon all participants. No charges for administrative or other costs may be made against the payroll deductions of a participant in the Purchase Plan. Members of the Board receive no additional compensation for their services in connection with the administration of the Purchase Plan.

OFFERING DATES

  The Purchase Plan is implemented by one offering during each six-month period. Each such offering is of 26 weeks duration. The offering periods commence during the last week of April and October of each year. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval.

ELIGIBILITY

  Any person who has been employed by the Company for at least 30 days prior to the first day of an offering period (or by any of its majority-owned subsidiaries designated from time to time by the Board of Directors) is eligible to participate in the Purchase Plan. Eligible employees become participants in the Purchase Plan by delivering to the Company's payroll office a subscription agreement authorizing payroll deductions. An employee who becomes eligible to participate in the Purchase Plan after the commencement of an offering may not participate in the Purchase Plan until the commencement of the next offering.

PURCHASE PRICE

  The price at which shares are sold to participating employees is eighty-five (85%) of the lower of the fair market value per share of the Common Stock on
(i) the first day of the offering period or (ii) the last day of the offering period unless: (a) the number of shares available for grant on the first day of the offering period is less than the number of shares required to be issued for that offering period and (b) the fair market value of the Company's stock on the date additional shares are authorized by the stockholders is higher than it was on the first day of the offering period, in which case the offering price shall be the lower of (i) 85% of the fair market value on the date additional shares are authorized by the stockholders or (ii) 85% of the fair market value on the last day of the offering period. The fair market value of the Common Stock on a given date is determined by reference to the closing sale price on the New York Stock Exchange.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

  The purchase price of the shares is accumulated by payroll deductions over the offering period. The deductions may not exceed 10%, or such other rate as may be determined from time to time by the Board of Directors, of a participant's compensation. A participant may discontinue his or her participation in the Purchase Plan but may not increase or decrease the rate of payroll deductions at any time during the offering period. Payroll deductions shall commence on the first day following the offering date and shall continue at the same rate until the end of the offering period unless sooner terminated as provided in the Purchase Plan.

CERTAIN UNITED STATES FEDERAL INCOME TAX INFORMATION

  The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Purchase Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the offering period and more than one year from the date the shares are purchased, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of the holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent that it is entitled to a deduction for ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above.

  The foregoing is only a summary of the effect of federal income taxation upon the participant and the Company with respect to shares purchased under the Purchase Plan. Reference should be made to the applicable provisions of the Code. In addition, the summary does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

PARTICIPATION IN THE PURCHASE PLAN

  Participation in the Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her determination as to the level of payroll deductions. Accordingly, future purchases under the Purchase Plan are not determinable. Non-employee directors are not eligible to participate in the Purchase Plan.

  The following table sets forth certain information regarding shares purchased during the fiscal year ended July 3, 1998 by each of the executive officers named in the table under "Executive Compensation and Other Matters-- Executive Compensation--Summary Compensation Table" who participated in the Purchase Plan, all current executive officers as a group and all other employees who participated in the Purchase Plan as a group.

                                                        NUMBER OF
                                                         SHARES        DOLLAR
NAME OF INDIVIDUAL OR IDENTITY OF GROUP AND POSITION  PURCHASED (#) VALUE ($)(1)
----------------------------------------------------  ------------- ------------
Alan F. Shugart, Former Chairman of the Board of
 Directors and Chief Executive Officer..............          629    $   2,961
Stephen J. Luczo, Chief Executive Officer and
 President..........................................          629        2,961
Bernardo A. Carballo, Executive Vice President,
 Worldwide Sales, Marketing, Product Line
 Management, Tape and Customer Service Operations...          --           --
Brendan C. Hegarty, Executive Vice President and
 Chief Operating Officer, Recording Heads Group.....          629        2,961
Donald L. Waite, Executive Vice President and Chief
 Administrative Officer.............................          629        2,961
William D. Watkins, Executive Vice President and
 Chief Operating Officer............................          629        2,961
All Current Executive Officers as a Group (10
 persons)...........................................        4,752       22,180
Non-Employee Directors as a Group...................            *            *
All Other Employees as a Group......................    1,343,465    6,148,402

--------
  * Not eligible to participate in the Purchase Plan.

(1) Market value of shares on date of purchase minus the purchase price under the Purchase Plan.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE AMENDMENT TO THE EMPLOYEE STOCK PURCHASE PLAN.

                                PROPOSAL THREE
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the consolidated financial statements of the Company for the fiscal year ending July 2, 1999 and recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders. In the event of a negative vote on ratification, the Board of Directors will reconsider its selection.

  Ernst & Young LLP has audited the Company's financial statements annually since 1980. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to questions.

  THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                                 PROPOSAL FOUR
              STOCKHOLDER PROPOSAL REGARDING EMPLOYMENT PRACTICES
                       AND POLICIES IN NORTHERN IRELAND

GENERAL

  At the Annual Meeting, the stockholders of the Company are being asked to consider and take action on a proposal included in these materials at the request of several stockholders of the Company concerning the Company's employment policies and practices for its Northern Ireland operations. The Company received the following proposal from the New York City Employees Retirement System, the New York City Police Pension Fund, the New York City Teachers' Retirement System and the New York City Fire Department Pension Fund (collectively the "Funds"). The proposal is co-sponsored by Christian Brothers Investment Services, Inc. ("CBIS"; collectively with the Funds, the "Co-sponsors"). The Co-sponsors have indicated that they will cause a resolution to act on the proposal to be introduced from the floor at the Company's 1998 Annual Meeting of Stockholders. The addresses of the Funds and CBIS and the number of shares owned by each Fund and CBIS are available from the Secretary of the Company and the Securities and Exchange Commission upon receipt of any written or oral request.


   FOR THE REASONS SET FORTH BELOW, THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     "AGAINST" THE CO-SPONSORS' PROPOSAL.


VOTE REQUIRED

  The affirmative vote of not less than a majority of the Votes Cast will be required to approve the adoption of this proposal. The "Votes Cast" are defined under Delaware law to be the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Votes that are cast against the proposal will be counted for purposes of determining (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to the proposal. Abstentions are counted for purposes of determining both (i) the presence or absence of a quorum and (ii) the total number of Votes Cast with respect to the proposal. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for purposes of determining the number of Votes Cast with respect to this proposal.

THE FUNDS' PROPOSAL

  The text of the resolution and the supporting statement submitted by the Funds is as follows:

  "WHEREAS, Seagate Technology, Inc. operates a wholly-owned subsidiary in Northern Ireland, Seagate Technology;

  WHEREAS, the on-going peace process in Northern Ireland encourages us to search for means for establishing justice and equality;

  WHEREAS, employment discrimination in Northern Ireland has been cited by the International Commission of Jurists as being one of the major causes of the communal strife in that country;

  WHEREAS, Dr. Sean MacBride, founder of Amnesty International and Nobel Peace laureate, has proposed several equal opportunity employment principles to serve as guidelines for corporations in Northern Ireland. These include:

  1. Increasing the representation of individuals from under-represented religious groups in the workforce including managerial, supervisory, administrative, clerical and technical jobs.

  2. Adequate security for the protection of minority employees both at the workplace and while traveling to and from work.

  3. The banning of provocative religious or political emblems from the workplace.

  4. All job openings should be publicly advertised and special recruitment efforts should be made to attract applicants from under-represented religious groups.

  5. Layoff, recall, and termination procedures should not, in practice, favor particular religious groupings.

  6. The abolition of job reservations, apprenticeship restrictions, and differential employment criteria, which discriminate on the basis of religion or ethnic origin.

  7. The development of training programs that will prepare substantial numbers of current minority employees for skilled jobs, including the expansion of existing programs and the creation of new programs to train, upgrade, and improve the skills of minority employees.

  8. The establishment of procedures to assess, identify and actively recruit minority employees with potential for further advancement.

  9. The appointment of a senior management staff member to oversee the company's affirmative action efforts and the setting up of timetables to carry out affirmative action principles.

  RESOLVED, the Shareholders request the Board of Directors to:

  1. Make all possible lawful efforts to implement and/or increase activity on each of the nine MacBride Principles."

SUPPORTING STATEMENT BY THE FUNDS

  "We believe that our company benefits by hiring from the widest available talent pool. An employee's ability to do the job should be the primary consideration in hiring and promotion decision.

  Implementation of the MacBride Principles by Seagate Technology will demonstrate its concern for human rights and equality of opportunity in its international operations.

  Please vote your proxy FOR these concerns."

RECOMMENDATION OF THE BOARD OF DIRECTORS OF SEAGATE

  The Company's policy and practice worldwide are to provide equal opportunity employment in all locations without regard to race, color, religious belief, sex, age, national origin, citizenship status, marital status, sexual orientation or disability.

  Northern Ireland is no exception. Through its established equal employment opportunity program, the Company's operations in Northern Ireland comply substantially with the practices outlined in the nine items included in the Co-sponsors' proposal (the "MacBride Principles"). The Company is an equal opportunity employer in all job advertisements. Hiring procedures are based on the experience and qualifications needed to satisfy individual job requirements. Equal opportunity is observed for all employees in training, advancement, layoff and recall procedures. The display of potentially offensive or intimidating religious or political emblems at the Company's facilities is not permitted. The Company provides security for all employees at work.

  The Board of Directors believes that adoption of this proposal is not in the best interests of the Company's stockholders. The Company has already taken the steps necessary to provide equal employment opportunity in Northern Ireland, regardless of religious affiliation. The Company adheres to both the letter and the spirit of the "Fair Employment (Northern Ireland) Act of 1989" as well as the "Code of Practice" promulgated by such act. The Company is also registered with the Fair Employment Commission of Northern Ireland.

  There are a few differences between the Company's policies and practices and the MacBride Principles. For example, one of the MacBride Principles asks employers to be responsible for physical security arrangements for employees while traveling to and from work. The Company is unable to provide such arrangements outside of its facilities and therefore has not implemented that principle. Another of the MacBride Principles would make religion a criterion for layoffs, in violation of the Company's worldwide employment policies and practices.

  The Board of Directors reaffirms the Company's commitment to fair employment in Northern Ireland but opposes the proposal, because it is unnecessary and, insofar as it calls for actions such as security arrangements outside of plant facilities, impractical and not possible to implement at any reasonable cost.

  Spaces are provided in the accompanying form of proxy for specifying "For," "Against" or "Abstention" as to this proposal, which is identified as Proposal 4.


  FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                     "AGAINST" THE CO-SPONSORS' PROPOSAL.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

EXECUTIVE COMPENSATION

  The following Summary Compensation Table sets forth certain information regarding the compensation of the former Chief Executive Officer of the Company, the current Chief Executive Officer and President of the Company and the four next most highly compensated executive officers of the Company (the "Named Officers") whose compensation exceeded $100,000 in the fiscal year ended July 3, 1998.

                          SUMMARY COMPENSATION TABLE

                                     ANNUAL COMPENSATION          LONG-TERM COMPENSATION AWARDS
                                ------------------------------  ---------------------------------------
                                                                               SECURITIES UNDERLYING
                                                  OTHER ANNUAL  RESTRICTED     OPTIONS GRANTED (#)(1)
   NAME AND PRINCIPAL    FISCAL  SALARY   BONUS   COMPENSATION    STOCK        ------------------------
        POSITION          YEAR    ($)      ($)        ($)       AWARDS ($)      COMPANY     SUBSIDIARY
   ------------------    ------ -------- -------- ------------  ----------     ----------- ------------
Alan F. Shugart.........  1998  $750,006 $    --    $ 13,919           --          290,000       70,000
 Former Chairman of the
  Board of                1997   750,006  658,000    529,478(2)        --          200,000          --
 Directors and Chief
  Executive Officer       1996   680,781  447,000    312,558(3) $7,704,750(7)      240,000       30,000
Stephen J. Luczo........  1998  $618,272 $    --    $ 19,804    $2,974,150(8)      450,000      150,000
 Chief Executive Officer
  and President           1997   500,011  547,000    439,294(4)        --          100,000       80,000
 of the Company           1996   436,546  373,000    256,270(5)  3,929,423(9)      120,000       20,000
Bernardo A. Carballo....  1998  $500,011 $    --    $ 67,735           --          140,000          --
 Executive Vice
  President, Worldwide
  Sales,                  1997   500,011  547,000    455,352(4)        --          100,000          --
 Marketing Product Line
  Management, Tape        1996   440,778  373,000    294,660(5) $3,929,423(9)      120,000       20,000
 and Customer Service
 Operations
Brendan C. Hegarty......  1998  $500,011 $    --    $ 78,489           --          135,000          --
 Executive Vice
  President and Chief     1997   500,011  547,000    481,122(4)        --          100,000          --
 Operating Officer,
  Recording Heads Group   1996   468,278  373,000    289,234(5) $3,929,423(9)      120,000       20,000
Donald L. Waite.........  1998  $500,011 $    --    $ 12,121           --          120,000          --
 Executive Vice
  President and Chief     1997   500,011  547,000    452,650(4)        --          100,000          --
 Administrative Officer   1996   457,701  373,000    276,729(5) $3,852,375(10)     120,000       20,000
William D. Watkins......  1998  $500,011 $    --    $ 13,922           --          225,000          --
 Executive Vice
  President and Chief     1997   323,095  547,000    438,229(4)        --          100,000          --
 Operating Officer        1996   363,089  177,299     67,750(6) $4,044,455(11)     224,296       20,000

--------
 (1) The Stock options listed in the table include options to purchase Common Stock of the Company and options to purchase Common Stock of Seagate Software. Seagate Software granted stock options to purchase Seagate Software Common Stock to Seagate Software employees and certain Seagate Technology, Inc. employees, including the Named Officers, pursuant to the Seagate Software Inc. 1996 Stock Option Plan (the "Software Stock Plan"). See "Executive Compensation and Other Matters--Report of the Executive Personnel and Organization Committee" below for additional information regarding options to purchase stock of Seagate Software granted in fiscal 1998.
 (2) Includes deferred payments under the Performance-Based Executive Compensation Plan of $438,000.
 (3) Includes deferred payments under the Performance-Based Executive Compensation Plan of $298,000.
 (4) Includes deferred payments under the Performance-Based Executive Compensation Plan of $366,000.
 (5) Includes deferred payments under the Performance-Based Executive Compensation Plan of $249,000.
 (6) Includes deferred payments under the Performance-Based Executive Compensation Plan of $65,000.

 (7) Pursuant to the Company's Executive Stock Plan, in November 1995 stock purchase rights to purchase 300,000 shares of Common Stock at an exercise price of $0.005 per share were granted to and in March 1996 exercised by Mr. Shugart. The amount shown in the table represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of July 3, 1998 Mr. Shugart held 300,000 unvested shares of stock having a value of $6,843,750 based upon the fair market value of the Common Stock on July 3, 1998 of $22.8125 per share. Mr. Shugart ceased employment as the Company's Chairman of the Board and Chief Executive Officer in July 1998. Pursuant to the terms of the Company's Executive Stock Plan, the Company's right to repurchase 155,000 shares of restricted stock was terminated by the Company's Board of Directors and such shares became fully vested upon Mr. Shugart's cessation of employment. Mr. Shugart resigned his position as a director of the Company effective August 1998. In August 1998, the Company entered into a separation agreement with Mr. Shugart. Pursuant to this agreement, the Company's right to repurchase the remaining 145,000 shares of restricted stock lapsed and the shares became fully vested. See "--Employment Contracts, Change-Of-Control Arrangements and Separation Agreements" below for further information.

 (8) Pursuant to the Company's Executive Stock Plan, in September 1997, the Company granted to Mr. Luczo and in November 1997 he exercised stock purchase rights to purchase 85,000 shares of Common Stock at an exercise price of $0.01 per share. The amount shown in the table represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of July 3, 1998, Mr. Luczo held 85,000 unvested shares of stock having a value of $1,939,062.50 based upon the fair market value of the Common Stock on July 3, 1998 of $22.8125 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price in the event of a termination of employment with the Company. The shares are released from the Company's repurchase option after ten years from date of grant. See "Report of the Executive Personnel and Organization Committee of the Board of Directors--Stock Options and Restricted Stock Awards" below for further information on vesting provisions. Mr. Luczo will receive the same dividends on all shares of restricted stock as all other stockholders; however, the Company does not anticipate paying any cash dividends in the foreseeable future.

 (9) Pursuant to the Company's Executive Stock Plan, in November 1995 stock purchase rights to purchase 153,000 shares of Common Stock at an exercise price of $0.005 per share were granted to and in March 1996 exercised by Messrs. Carballo and Luczo, and Dr. Hegarty. The amount shown in the table represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of July 3, 1998, each of these executive officers held 153,000 unvested shares of stock having a value of $3,490,312.50 based upon the fair market value of the Common Stock on July 3, 1998 of $22.8125 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price in the event of a termination of employment with the Company. The shares are released from the Company's repurchase option after ten years from date of grant. See "Report of the Executive Personnel and Organization Committee of the Board of Directors--Stock Options and Restricted Stock Awards" below for further information on vesting provisions. They will receive the same dividends on all shares of restricted stock as all other stockholders; however, the Company does not anticipate paying any cash dividends in the foreseeable future.

(10) Pursuant to the Company's Executive Stock Plan, in November 1995 stock purchase rights to purchase 150,000 shares of Common Stock at an exercise price of $0.005 per share were granted to and in March 1996 exercised by Mr. Waite. The amount shown in the table represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of July 3, 1998, Mr. Waite held 150,000 unvested shares of stock having a value of $3,421,875 based upon the fair market value of the Common Stock on July 3, 1998 of $22.8125 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price in the event of a termination of Mr. Waite's employment with the Company. The shares are released from the Company's repurchase option after five years from date of grant. See "Report of the Executive Personnel and Organization Committee of the Board of Directors--Stock Options and Restricted Stock Awards" below for further information on vesting provisions. Mr. Waite will receive the same dividends on all shares of restricted stock as all other stockholders; however, the Company does not anticipate paying any cash dividends in the foreseeable future.

(11) Pursuant to the Company's Executive Stock Plan, in February 1996 stock purchase rights to purchase 134,000 shares of Common Stock at an exercise price of $0.005 per share were granted to and in March 1996 exercised by Mr. Watkins. The amount shown in the table represents the dollar value (net of the consideration paid) of the award of restricted stock, calculated by multiplying the closing market price of the Company's Common Stock on the date of grant by the number of shares awarded. As of July 3, 1998, Mr. Watkins held 134,000 unvested shares of stock having a value of $3,056,875 based upon the fair market value of the Common Stock on July 3, 1998 of $22.8125 per share. All of such unvested shares are subject to repurchase by the Company at the original purchase price in the event of a termination of Mr. Watkins's employment with the Company. The shares are released from the Company's repurchase option after ten years from date of grant. See "Report of the Executive Personnel and Organization Committee of the Board of Directors--Stock Options and Restricted Stock Awards" below for further information on vesting provisions. As of July 3, 1998, Mr. Watkins also held a total of 15,028 unvested shares of restricted stock having a value of $342,826 based upon the fair market value of the Common Stock on July 3, 1998 of $22.8125 per share. All unvested shares are subject to repurchase by the Company at the original purchase price in the event of a termination of Mr. Watkins's employment with the Company. The shares are released from the Company's repurchase option as to 5,304 shares on October 19, 1998 and as to 9,724 shares on October 19, 2000. Mr. Watkins will receive the same dividends on all shares of restricted stock as all other stockholders; however, the Company does not anticipate paying any cash dividends in the foreseeable future.

                         OPTION GRANTS IN FISCAL 1998

  The following table provides information concerning each grant of options to purchase the Company's Common Stock and Seagate Software's Common Stock made during fiscal 1998 to the Named Officers:

                                        INDIVIDUAL GRANTS
                         -------------------------------------------------
                                                                           POTENTIAL REALIZABLE
                                                                             VALUE AT ASSUMED
                                                                             ANNUAL RATES OF
                                                                                  STOCK
                          NUMBER OF    % OF TOTAL                           PRICE APPRECIATION
                         SECURITIES     OPTIONS      EXERCISE                      FOR
                         UNDERLYING    GRANTED TO    OR BASE                 OPTION TERM (1)
                           OPTIONS    EMPLOYEES IN    PRICE     EXPIRATION --------------------
NAME                     GRANTED (#)  FISCAL YEAR  ($/SH)(4)(5)    DATE       5%        10%
----                     -----------  ------------ ------------ ---------- --------- ----------
Alan F. Shugart.........    30,000(2)      .37%      $ 6.0000    08/29/07  $ 113,201 $  286,874
                            15,000(2)      .19         8.7500    02/02/08     82,542    209,179
                            25,000(2)      .31        12.7500    07/01/08    200,460    508,005
                            40,000(3)      .22        40.7500    07/28/07  1,025,098  2,597,800
                            50,000(3)      .28        27.0625    10/30/07    850,973  2,156,533
                           200,000(6)     1.10        21.5625    03/18/08  2,712,108  6,873,014
Stephen J. Luczo........    50,000(2)      .62%      $ 6.0000    08/29/07  $ 188,668 $  478,123
                            50,000(2)      .62         8.7500    02/02/08    275,141    697,262
                            50,000(2)      .62        12.7500    07/01/08    400,920  1,016,011
                            20,000(3)      .11        40.7500    07/28/07    512,549  1,298,900
                            30,000(3)      .17        27.0625    10/30/07    510,584  1,293,920
                           200,000(3)     1.10        27.0625    10/30/07  3,403,892  8,626,131
                           200,000(6)     1.10        22.6875    03/04/08  2,853,609  7,231,606
Bernardo A. Carballo....    20,000(3)      .11%      $40.7500    07/28/07  $ 512,549 $1,298,900
                            20,000(3)      .11        27.0625    10/30/07    340,389    862,613
                           100,000(6)      .55        24.3750    02/16/08  1,532,931  3,884,747
Brendan C. Hegarty......    20,000(3)      .11%      $40.7500    07/28/07  $ 512,549 $1,298,900
                            20,000(3)      .11        27.0625    10/30/07    340,389    862,613
                            95,000(6)      .52         24.375    02/16/08  1,456,284  3,690,510
Donald L. Waite.........    20,000(3)      .11%      $40.7500    07/28/07  $ 512,549 $1,298,900
                            20,000(3)      .11        27.0625    10/30/07    340,389    862,613
                            80,000(6)      .44        24.3750    02/16/08  1,226,345  3,107,798
William D. Watkins......    20,000(3)      .11%      $40.7500    07/28/07  $ 512,549 $1,298,900
                            20,000(3)      .11        27.0625    10/30/07    340,389    862,613
                            60,000(3)      .33        21.4375    01/29/08    808,916  2,049,951
                           125,000(6)      .69        24.3750    02/16/08  1,916,163  4,855,934

--------

(1) Potential realizable value is based on the assumption that the Common Stock of the Company or Seagate Software, as applicable, appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the ten year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth.

(2) Represents options to purchase shares of Seagate Software granted in fiscal 1998. Seagate Software options begin to vest one year after the date of grant, with 20% of the shares covered thereby vesting at that time and with an additional 20% of the option shares vesting at the end of the second year, with an additional 30% of the option shares vesting at the end of the third year and with full vesting occurring on the fourth year from the grant date. Optionees are permitted, with certain limitations, to exercise stock options as to unvested shares, but Common Stock purchased thereby is subject to repurchase by the Company until such vesting conditions are met.

(3) Represents options to purchase shares of the Company's Common Stock granted in fiscal 1998. All regular stock options granted in fiscal 1998 begin to vest one year after the date of grant, with 25% of the shares covered thereby vesting at that time and with an additional 25% of the option shares vesting at the end of each year thereafter, with full vesting occurring on the fourth anniversary of the date of grant. Optionees are permitted, with certain limitations, to exercise stock options as to unvested shares, but Common Stock purchased thereby is subject to repurchase by the Company until such vesting conditions are met. Under the 1991 Plan, the Board retains discretion to modify the terms, including the price, of outstanding options.

(4) Options to purchase the Company's Common Stock were granted at an exercise price equal to the fair market value of the Company's Common Stock, as determined by reference to the closing price reported on the New York Stock Exchange on the last trading day prior to the date of grant. Options were granted to purchase the Common Stock of Seagate Software at an exercise price of not less than the estimated fair market value on the grant date, as determined by the Board of Directors of Seagate Software.

(5) Exercise price and tax withholding obligations may be paid in cash, delivery of already-owned shares subject to certain conditions, utilization of deferred compensation subject to certain limitations (see Report of the Executive Personnel and Organization Committee of the Board of Directors--Performance-Based Awards) or pursuant to a cashless exercise procedure under which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes.

(6) Special performance-based options to purchase the Company's Common Stock were granted during fiscal 1998. These grants may not be exercised for at least one year from the date of grant and vest at 100% at the end of four years, or sooner as to 30% if the stock price has appreciated to at least $36, an additional 30% if the stock price has appreciated to at least $42, and the remaining 40% if the stock price has appreciated to at least $48. The formula for determining stock price is the average of the closing prices for 60 consecutive trading days. See "Report of the Executive Personnel and Organization Committee of the Board of Directors--Stock Options and Restricted Stock Awards"for further information on vesting provisions.

  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                    VALUES

  The following table sets forth certain information regarding the exercise of stock options of Seagate Technology and Seagate Software in fiscal 1998 by the Named Officers in the Summary Compensation Table and the value of options held by such individuals at the end of the fiscal year.

                                                       NUMBER OF SECURITIES      VALUE OF UNEXERCISED IN-
                                                      UNDERLYING UNEXERCISED    THE-MONEY OPTIONS AT FISCAL
                           SHARES                   OPTIONS AT FISCAL YEAR-END        YEAR-END ($)(2)
                         ACQUIRED ON     VALUE      --------------------------- ---------------------------
                          EXERCISE   REALIZED($)(1) EXERCISABLE/  EXERCISABLE/  EXERCISABLE/  EXERCISABLE/
                         TECHNOLOGY/  TECHNOLOGY/   UNEXERCISABLE UNEXERCISABLE UNEXERCISABLE UNEXERCISABLE
          NAME            SOFTWARE      SOFTWARE     TECHNOLOGY     SOFTWARE     TECHNOLOGY     SOFTWARE
          ----           ----------- -------------- ------------- ------------- ------------- -------------
Alan F. Shugart.........        0/      $     0/       440,000/       12,000/    $2,927,805/    $ 105,000/
                                0             0        620,000        88,000        821,403       420,000
Stephen J. Luczo........        0/            0/       215,000/       24,000/     1,900,313/      178,000/
                                0             0        602,500       226,000        188,594     1,074,500


Bernardo A. Carballo....   15,000/      223,438/       362,000/        8,000/     4,472,561/       70,000/
                                0             0        297,500        12,000        210,624       105,000
Brendan C. Hegarty......        0/            0/       143,126/            0/       865,132/            0/
                           20,000        40,000        292,500             0        210,624             0
Donald L. Waite.........        0/            0/       160,000/            0/       786,405/            0/
                           20,000        40,000        277,500             0        210,624             0
William D. Watkins......   13,000/      300,080/       100,959/        8,000/       344,353/       70,000/
                                0             0        419,317        12,000        527,233       105,000

--------
(1) Market value of the Company's Common Stock at the exercise date minus the exercise price.

(2) Market value of the Company's Common Stock as of July 3, 1998 minus the exercise price. The fair market value of Seagate Software common stock as of July 3, 1998, as determined by the Seagate Software Board of Directors, was $12.75 per share.

EMPLOYMENT CONTRACTS, CHANGE-OF-CONTROL ARRANGEMENTS AND SEPARATION AGREEMENTS

  The Company currently has no employment contracts with any of the Named Officers who are currently employees of the Company and the Company has no compensatory plan or arrangement with such current Named Officers where the amount to be paid exceeds $100,000 and which are activated upon resignation, termination or retirement of any such Named Officer upon a change of control of the Company.

  The Company's 1991 Plan provides that in the event of a "change of control" of the Company, the Board of Directors may, in its discretion, provide that
(i) all options granted under the 1991 Plan that are outstanding as of the date of such change of control will become immediately vested and fully exercisable and (ii) to the extent exercisable and vested, the value of all outstanding options, unless otherwise determined by the Board of Directors prior to any change of control, will be cashed out at the change of control price reduced by the exercise price applicable to such options. The Company's Executive Stock Plan provides that in the event of a "change of control" of the Company, if constructive termination of an executive occurs within the two-year period following such change of control, then there shall be released from the Company's repurchase option that percentage of the executive's unreleased shares determined by dividing (i) the number of months that have elapsed from the date of grant to the date of such termination, by (ii) one hundred twenty (120) in the case of awards that vest at the end of ten years or sixty (60) in the case of awards that vest at the end of five years.

  In July 1998, the Company entered into a Separation Agreement and Release (the "Separation Agreement") with Alan F. Shugart in connection with the cessation of Mr. Shugart's employment as Chief Executive Officer and Chairman of the Board of Directors of the Company and his resignation as a member of the Company's Board of Directors. Pursuant to the Separation Agreement, Mr. Shugart will receive monthly payments at an annual rate of $750,000 until July 19, 2001. The Separation Agreement also provided that the Company's right to repurchase 145,000 shares of unvested restricted Common Stock of the Company held by Mr. Shugart lapsed and such shares became fully vested. In addition, pursuant to the terms of the Company's Executive Stock Plan, the Company's right to repurchase 155,000 shares of restricted stock was terminated by the Company's Board of Directors and such shares became fully vested upon Mr. Shugart's cessation of employment. Pursuant to the Separation Agreement, until July 19, 2001, the Company will continue to provide Mr. Shugart medical and group insurance benefits comparable to those provided to its senior executives. Mr. Shugart has agreed, subject to certain limitations, to render up to 30 hours of consulting services per fiscal quarter to the Company until July 19, 2001 (the "Consultancy Period"). Mr. Shugart has agreed to exercise vested options to purchase 270,000 shares of the Company's Common Stock on or prior to October 17, 1998, at which time any such vested options that are not exercised shall be canceled. Vested options held by Mr. Shugart to purchase 170,000 shares of the Company's Common Stock at exercise prices ranging from $21.875 to $47.75 will remain exercisable during the Consultancy Period and for the ninety-day period thereafter and unvested options to purchase 620,000 shares of the Company's Common Stock at exercise prices ranging from $11.8125 to $47.75 will continue to vest during the Consultancy Period. Previously earned deferred bonus amounts of $1,142,275 will remain available to Mr. Shugart to reduce the exercise price of options to purchase the Company's Common Stock to the extent such options vest and are exercised. In addition, unvested options held by Mr. Shugart to purchase 88,000 shares of Seagate Software Common Stock at exercise prices ranging from $4.00 to $12.75 vested in full on the effective date of the Separation Agreement and will remain exercisable during the Consultancy Period and for the thirty-day period thereafter. Mr. Shugart has also agreed that, until July 19, 2001, he will not
(i) compete with the Company, (ii) solicit employees to leave the Company or otherwise interfere with the employment relationships existing between the Company and its employees, (iii) induce any customer, supplier, distributor or other business relation of the Company to cease doing business with the Company or interfere with the business relationship between the Company and any such customer, supplier, distributor or other business relation or (iv) until January 19, 2002, disparage, defame or slander the Company or any of its officers, directors or products. During the period ending January 19, 2002, the Company has agreed that its directors and current officers will refrain from disparagement, defamation or slander of Mr. Shugart. Finally, the Company and Mr. Shugart have released each other from, and agreed not to sue each other for, any claim, duty, obligation or cause of action relating to any matters of any kind that either of them may possess against the other arising from any omissions, acts or facts that occurred prior to the effective date of the Separation Agreement.

COMPENSATION OF DIRECTORS

  Non-employee members of the Board of Directors receive an annual retainer of $30,000, which is paid quarterly, and a fee of $3,000 per Board meeting attended (excluding telephonic Board meetings), and $2,000 per Committee meeting attended, if such meeting is on a day other than the day of a meeting of the Board of Directors, except for the Special Management Committee meetings whose members receive $3,000 per Committee meeting. In July 1998, Messrs. Filler and Perlman were appointed co-chairmen of the Board of Directors of the Company. Beginning in August 1998, each of the co-chairmen of the Board of Directors, Messrs. Filler and Perlman, receives an additional annual retainer of $75,000 per year. Each of the persons serving as the Chairman of the Audit Committee, the Executive Personnel and Organization Committee and the Technology Committee receives an additional annual retainer of $8,000, which is paid quarterly. Non-employee members of the Strategic Planning Committee receive an annual retainer of $8,000. No additional fee is paid to the chairman of the Executive Committee. The Company also reimburses the directors for certain expenses incurred by them in their capacities as directors or in connection with attendance at Board meetings. Messrs. Luczo, Filler and Perlman are also members of the Board of Directors of Seagate Software and do not receive any additional fees for their service on Seagate Software's Board of Directors.

  The Company's Directors' Option Plan (the "Directors' Plan") provides for the grant of non-statutory options to purchase shares of the Company's Common Stock to non-employee directors. Under the Directors' Plan the timing of option grants, amount of the grants, exercise price and restrictions on exercise of the options are established in the plan. The exercise price of options granted under the Directors' Plan may not be less than 100% of the fair market value of the Common Stock on the date of grant. Options granted under the Directors' Plan become exercisable cumulatively for 1/48th of the shares subject to the option at the end of each full month that the optionee remains a director following the date of grant. Options granted under the Directors' Plan expire ten years from the date of grant and may be exercised only while the optionee is serving as a member of the Company's Board of Directors, within twelve months after termination by death, within three months after termination for cause or within five years after termination for any other reason, but cannot be exercised after the original term expires. Pursuant to the Directors' Plan, each new non-employee director is granted an option to purchase 50,000 shares of Common Stock upon the date on which such person first becomes a director (the "Initial Option"). Each Outside Director automatically receives an option to purchase 4,000 Shares of Common Stock (the "Quarterly Option") on each February 1, May 1, August 1 and November 1 following the grant of the Initial Option; provided, however, that no Quarterly Option shall be granted to an Outside Director who received an Initial Option in the preceding six months. On August 1, 1997, each of Messrs. Kleist, Filler, Stafford and Perlman and Drs. Haughton and Wilkening, (the "Non-Employee Directors") was granted an option to purchase 4,000 shares of the Company's Common Stock at an exercise price of $40.8125 per share. On November 3, 1997, each of the Non-Employee Directors was granted an option to purchase 4,000 shares of the Company's Common Stock at an exercise price of $28.5625 per share. On February 2, 1998, each of the Non-Employee Directors was granted an option to purchase 4,000 shares of the Company's Common Stock at an exercise price of $23.00 per share. On May 1, 1998, each of the Non-Employee Directors was granted an option to purchase 4,000 shares of the Company's Common Stock at an exercise price of $27.00 per share.

  In July 1998, upon their respective appointments as co-chairmen of the Board of Directors of the Company, Messrs. Filler and Perlman were each granted immediately exercisable options under the Company's 1991 Stock Plan to purchase 75,000 shares of the Company's Common Stock at an exercise price of $21.75 per share. On August 29, 1997, Messrs. Filler and Perlman received options to purchase 15,000 shares of Seagate Software's Common Stock at an exercise price of $6.00 per share. The Seagate Software options become exercisable cumulatively as follows: on the first and second anniversaries of the grant date 20% each year; and on the third and fourth anniversaries of the grant date 30% each year. Options granted under the Seagate Software Stock Plan expire ten years from grant date.

REPORT OF THE EXECUTIVE PERSONNEL AND ORGANIZATION COMMITTEE OF THE BOARD OF DIRECTORS

  The Executive Personnel and Organization Committee (the "Committee") of the Board of Directors reviews and approves the Company's executive compensation policies. The following is the report of the Committee describing compensation policies and rationale applicable to the Company's executive officers with respect to the compensation paid to such executive officers for the fiscal year ended July 3, 1998 ("fiscal 1998").

  The Company's executive compensation policies are designed (i) to provide competitive levels of overall compensation in order to attract and retain the most qualified executives in the industry, (ii) to motivate executive officers to achieve the Company's business objectives and (iii) to reward executive officers for their achievements on behalf of the Company. To support these goals, the Committee and the Board of Directors have established an executive compensation program primarily consisting of four integrated components -- Base Salary, Performance-Based Awards, Stock Options and Restricted Stock Awards.

  BASE SALARY. The base salary component of total compensation is designed to be competitive at approximately the 50th percentile for similar companies in terms of industry group, technology, complexity and company size. Company size reflects both sales and market capitalization.

  The Committee, on behalf of the Board, works with management to maintain an executive salary structure based on extensive competitive analyses including two published national pay surveys and proxy statement pay comparisons for selected companies. Between the survey companies and the proxy comparison companies, there are several from the Hambrecht & Quist Computer Hardware Index used in the Performance Graph for this proxy statement. Frederic W. Cook & Co. conducts the competitive analyses and acts as an independent consultant to the Committee on executive compensation matters.

  Committee discretion is used in determining individual salary amounts for executive officers with no specific formula. Generally, executive officer salaries, including the Chief Executive Officer ("CEO"), are reviewed on a periodic basis every 18-24 months. None of the six Named Officers received regular salary increases during fiscal 1998. However, Mr. Luczo received a promotional increase when he was named President and Chief Operating Officer ("COO") of the Company on September 8, 1997. Mr. Luczo's annual salary rate was increased by 30% from $500,000 to $650,000 at that time. Each of the other Named Officers had the same annual salary rates at the end of fiscal 1998 as at the end of fiscal 1997. They were $750,000 for Mr. Shugart, and $500,000 for the four other Named Officers.

  PERFORMANCE-BASED AWARDS. All executive officers, including the CEO, participate in the Company's Performance-Based Executive Compensation Plan (the "Performance Plan"). Awards under the Performance Plan are intended to reflect the Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company and the individual contribution of each executive officer. Awards under the Performance Plan, including those to the CEO, are contingent upon attainment of specific Company financial performance goals, with a return on assets threshold and profitability targets established by the Committee at the time of the approval of the budget for the fiscal year. It is intended that overachievement of goals should result in above-median total annual compensation and underachievement of goals should result in below-median total annual compensation. In addition, consideration is given to the relative contribution of each executive officer in attainment of that performance.

  Effective for fiscal 1998, the Performance Plan was revised based on recommendations by the Committee and approved by the Board of Directors. The revisions were designed to maintain an appropriate competitive pay-for-performance relationship going forward, and to continue the focus on profits above a threshold return on assets. A revised formula for funding the Performance Plan was adopted to calibrate competitive total annual compensation in relation to relative competitive performance, and to increase the downside risk for underachievement while maintaining high leverage for overachievement. In addition, the distribution of earned awards was amended such that in fiscal 1998 60% of each quarter's earned awards would be paid in cash following the end of the quarter, 20% would be deferred and used to reduce the future exercise price of corresponding quarterly stock option grants, and the remaining 20% would be distributed in cash, or would be forfeited, following the end of the fiscal year based on overall annual objectives (i.e., the equally weighted sum of the four quarters). Company performance did not meet the return on assets threshold for any of the four quarters during fiscal 1998, or for the fiscal year as a whole. Consequently, no awards were paid under the Performance Plan for fiscal 1998 performance. As a result of not paying awards under the Performance Plan, total annual compensation for each of the Named Officers, including the CEO, was below the median competitive levels for comparison companies.

  STOCK OPTIONS AND RESTRICTED STOCK AWARDS. The grant of stock options and restricted stock awards to executive officers creates a direct link between compensation and long-term increases in stockholder value. The Committee believes that stock option grants provide an incentive that focuses the executive officers' attention on managing the Company from the perspective of an owner with an equity stake in the business. Options and awards are subject to vesting provisions to encourage executive officers to remain employed with the Company. With respect to executive officers, stock option grants normally occur on a quarterly basis. The size of each option grant is based upon the executive officer's responsibilities, relative position with the Company and the Committee's judgment with respect to the executive's impact on stockholder value.

  Options of Seagate Technology, Inc.: For the first two quarters of fiscal 1998, all executive officers received normal quarterly option grants. Mr. Shugart's grant for the first quarter was 40,000 shares and was increased to 50,000 shares for the second quarter to reflect competitive data. Mr. Luczo's grant for the first quarter was 20,000 shares and was increased to 30,000 shares for the second quarter to reflect his new responsibilities as COO. In addition, Mr. Luczo received a one-time grant of 200,000 shares in recognition of his promotion to COO in the second quarter of fiscal 1998. Each of the remaining Named Officers received normal grants of 20,000 shares for the first quarter and 20,000 shares for the second quarter.

  In order to intensify the focus on building stockholder value and to strengthen retention, the Committee recommended and the Board of Directors approved special one-time grants of performance-based options to executive officers of the Company. The one-time grant for each executive officer was for the number of shares equal to four times the quarterly grant to such executive officer and was made in lieu of the quarterly grants in the third and fourth quarters of fiscal 1998. Mr. Shugart and Mr. Luczo each received a one-time grant of 200,000 shares, and the remaining Named Officers each received grants which ranged from 80,000 to 125,000 shares.

  Regular option grants vest in 25% cumulative annual installments over four years following the grant date. However, the special grants, which were granted at prices ranging from $21.5625 to $24.375, vest as follows: 100% at the end of four years or sooner (i) as to 30% if the stock price has appreciated to at least $36, (ii) an additional 30% if the stock price has appreciated to at least $42 and (iii) the remaining 40% if the stock price has appreciated to at least $48. The formula for determining stock price is the average of the closing prices for 60 consecutive trading days; provided, however, that no shares shall vest on or before one year from the date of grant.

  Options of Seagate Software, Inc.: During fiscal 1998, Messrs. Shugart and Luczo provided valuable leadership to Seagate Software. To recognize their contributions to Seagate Software, Messrs. Shugart and Luczo were granted options during fiscal 1998 to purchase the common stock of Seagate Software. These options were granted under the Software Stock Option Plan at exercise prices of not less than the estimated fair market value on the grant date, as determined by the disinterested members of the Board of Directors of Seagate Software.

  Restricted Stock Awards: The Company has no pension or other retirement benefits for executive officers. The Committee has determined that it could best combine the retention objectives for providing retirement benefits with the advantages of stock-based incentives and executive stock ownership by granting restricted stock with extended future vesting, in lieu of some type of guaranteed pension.

  As a result, the Company grants restricted stock awards that vest in full (i.e., "cliff vesting") at the end of ten years; except for the restricted stock awards to Messrs. Shugart and Waite which vest in full at the end of five years. There may be pro-rata vesting under certain circumstances including death, disability, termination of employment by the Company other than for cause, and constructive termination following a change of control. In addition, if an executive officer voluntarily resigns on or after attaining age 65 the Board of Directors may grant pro-rata vesting. The size of the restricted stock awards is established by the Committee taking into account what would be representative, equivalent retirement benefit values under alternative arrangements based on reasonable stock-price growth-rate assumptions. Mr. Luczo received an additional restricted stock grant of 85,000 shares during fiscal 1998 to adjust his total shares commensurate with his increased responsibilities as COO. There were no other additional restricted stock grants made to any of the other Named Officers, including Mr. Shugart, during fiscal 1998.

  Impact of Section 162(m) of the Internal Revenue Code. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company's executive officers. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Officers, including the CEO, unless such compensation is performance-based. In general, it is the Company's policy to qualify, to the maximum extent possible, its executives' compensation for deductibility under applicable tax laws. As a result, the Committee submitted the Performance Plan to the stockholders for ratification and obtained approval at the 1994 Annual Meeting of Stockholders in order to qualify for deductibility the compensation realized in connection with payments under the Performance Plan. In addition, at the 1993 Annual Meeting of Stockholders, the stockholders approved certain amendments to the 1991 Incentive Stock Option Plan to preserve the Company's ability to deduct the compensation expense relating to stock options granted under such Plan. There can be no assurance that the Internal Revenue Service will grant such treatment to the compensation paid.

  In approving the amount and form of compensation for the Company's Named Officers, the Committee will continue to consider all elements of the cost to the Company of providing such compensation, including the potential impact of
Section 162(m).

MEMBERS OF THE EXECUTIVE PERSONNEL AND ORGANIZATION COMMITTEE:

                                          ROBERT A. KLEIST
                                          LAWRENCE PERLMAN--CHAIRMAN
                                          THOMAS P. STAFFORD

PERFORMANCE GRAPH

  Set forth below is a line graph comparing the annual percentage change in the cumulative return to the stockholders of the Company's Common Stock with the cumulative return of the S&P 500 Index (the "S&P 500") and of the Hambrecht & Quist Computer Hardware Index for the period commencing July 2, 1993 and ending on July 3, 1998.

          EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Measurement Period                          S&P          H&Q COMPUTER
(Fiscal Year Covered)        SEAGATE        500 INDEX    HARDWARE
-------------------          ----------     ---------    ----------
Measurement Pt-  7/01/93     $100           $100         $100
FYE  6/94                    $124           $101         $ 98
FYE  6/95                    $249           $128         $172
FYE  6/96                    $283           $161         $203
FYE  6/97                    $444           $217         $311
FYE  6/98                    $301           $282         $441

--------

(1) The graph assumes that $100 was invested on July 1, 1993 in the Company's Common Stock, in the S&P 500 and the Hambrecht & Quist Computer Hardware Index and that all dividends were reinvested. No dividends have been declared or paid on the Company's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.
(2) The Company operates on a 52/53 week fiscal year which ends on the Friday closest to June 30. Accordingly the last trading day of the Company's fiscal year may vary. For consistent presentation and comparison to the S&P 500 and the Hambrecht & Quist Computer Hardware Index shown herein, the Company has calculated its stock performance graph assuming a June 30 year-end.

  The information contained above under the captions entitled "Report of the Executive Personnel and Organization Committee of the Board of Directors" and "Performance Graph" shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any filing under the Securities Act of 1933 or Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference into such filing.

CERTAIN TRANSACTIONS WITH MANAGEMENT

  In July 1998, the Company entered into the Separation Agreement with Mr. Shugart, the former Chairman of the Board of Directors and Chief Executive Officer of the Company, pursuant to which Mr. Shugart is entitled to receive $2.25 million in compensation plus certain benefits, the right to certain deferred compensation and the continued vesting and lapse of repurchase rights on shares of the Company's and Seagate Software's Common Stock. See "Executive Compensation and Other Matters -- Employment Contracts, Change-Of-Control Arrangements and Separation Agreements."

  In September 1997, the Company entered into a Separation, Release and Consulting Agreement with Ronald D. Verdoorn (the "Verdoorn Agreement") in connection with the termination of Mr. Verdoorn's employment as Executive Vice President and Chief Operating Officer, Storage Products of the Company. Pursuant to the Verdoorn Agreement, Mr. Verdoorn will receive monthly severance payments (the "Severance Payments") at an annual rate of $500,011 until January 4, 1999. In addition, the Company's right to repurchase 28,050 shares of unvested restricted Common Stock of the Company held by Mr. Verdoorn lapsed and such shares became fully vested. The Company repurchased the remaining 124,950 shares of unvested restricted Common Stock on January 5, 1998. In addition, until January 4, 1999, the Company will permit Mr. Verdoorn to participate in the Company's medical and group insurance benefits at his own expense. Mr. Verdoorn has agreed, subject to certain limitations, to render consulting services to the Company until January 4, 1999 (the "Verdoorn Consultancy Period"). Until the end of the Verdoorn Consultancy Period, Mr. Verdoorn will continue to vest options to purchase 117,500 shares of the Company's Common Stock at exercise prices ranging from $11.0625 to $47.75 and Mr. Verdoorn will have the right to exercise any such options that have vested until April 4, 1999. Pursuant to the Verdoorn Agreement, Mr. Verdoorn exercised vested options to purchase 68,609 shares of the Company's Common Stock on December 15, 1997. Previously earned deferred bonus amounts of $302,325 will remain available to Mr. Verdoorn to reduce the exercise price of options to purchase the Company's Common Stock to the extent such options vest and are exercised. In addition, unvested options held by Mr. Verdoorn to purchase 16,000 shares of Seagate Software Common Stock at an exercise price of $4.00 per share vested in full on the effective date of the Verdoorn Agreement. Mr. Verdoorn has also agreed that during the Verdoorn Consultancy Period, he will not (i) compete with the Company or (ii) solicit or cause to be solicited any employee of the Company to leave the Company. Mr. Verdoorn will also refrain from disparagement, defamation or slander of the Company, its directors, officers, agents or employees, or its business, operations or products and is subject to certain confidentiality obligations to the Company and with respect to the Verdoorn Agreement. The Company and Mr. Verdoorn have released each other from, and agreed not to sue each other for, any claim, duty, obligation or cause of action relating to any matters of any kind that either of them may possess against the other arising from any omissions, acts or facts that occurred prior to the effective date of the Verdoorn Agreement.

  During the fiscal year ended July 3, 1998, the Company paid the amount of $282,435 for chartered aviation services to Monterey Airplane Company, a company 100% owned by Alan F. Shugart, former Chairman of the Board of Directors and Chief Executive Officer, and his wife.

  The Company believes that the terms of such transactions were no less favorable than those which could be obtained from entities unrelated to the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Executive officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, during the period from June 28, 1997 to July 3, 1998, its executive officers and directors complied with all filing requirements.

                                 OTHER MATTERS

  The Company knows of no other matters to be submitted at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: September 24, 1998

                                                                    APPENDIX A

                              SEAGATE TECHNOLOGY

                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                           (Restated August 6, 1987)
                     (As Amended Through October 27, 1994)
                        (As Amended Through April, 1997)
                       (As Amended Through August, 1998)


     The following constitutes the provisions of the Employee Stock Purchase Plan (herein called the "Plan") of Seagate Technology (herein called the "Company").

     1.   Purpose.  The purpose of the Plan is to provide employees of the
          -------
Company and its Designated Subsidiaries (as defined in paragraph 2(f)) with an opportunity to purchase Common Stock of the Company through payroll deductions. It is the intention of the Company that the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.
          -----------

          (a) "Board" means the Board of Directors of the Company.

          (b) "Common Stock" means the Common Stock, $0.01 par value, of the Company.

          (c) "Compensation" means base pay, excluding all other emoluments such as amounts attributable to overtime, shift premium, incentive compensation, bonuses and commissions; except that commissions paid with respect to the Company's sales activities shall be treated as a part of base pay. The Board or its Committee

(as defined in Paragraph 13) may specifically direct the inclusions of any excluded item of compensation in a manner consistent with the requirements of
Section 423 of the Code, as provided in Paragraph 1, but subject to the limitations contained in Paragraph 19 hereof.

          (d) "Employee" means any person, including an officer, who is employed by the Company or one of its Designated Subsidiaries.

          (e) "Subsidiary" means any corporation, domestic or foreign, in which the Company owns, directly or indirectly, 50% or more of the voting shares.

          (f) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "Offering Date" means the first day of each offering period of the Plan.

          (h) "Termination Date" means the last day of each offering period of the Plan.

     3.   Eligibility.
          -----------

          (a) General Rule.  Any employee, as defined in paragraph 2, who has
              ------------
been employed by the Company or one of its Designated Subsidiaries for at least 30 days prior to the Offering Date shall be eligible to participate in the Plan, subject to the limitations imposed by Section 423(b) of the Code.

          (b) Exceptions.  Any provisions of the Plan to the contrary
              ----------
notwithstanding, no employee shall be granted an option under the Plan if,

     (i) immediately after the grant, such employee (or any other person whose stock ownership would be attributed to such employee pursuant to
          Section 425(d) of the Code) would
          own shares and/or hold outstanding options to purchase shares possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company, or

    (ii) the rate of withholding under such option would permit the employee's rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue (i.e., become exercisable) at a rate which exceeds Twelve Thousand Five Hundred Dollars ($12,500) of fair market value of such shares (determined at the time such option is granted) for each offering period.

     4.   Offerings.  The Plan shall be implemented by one offering during each
          ---------
six month period of the Plan, commencing on September 24, 1981, the date of effectiveness with the Securities and Exchange Commission of the Company's Registration Statement on Form S-1 relating to its initial public offering and continuing thereafter until terminated in accordance with paragraph 19 hereof.

     5.   Participation.
          -------------

          (a) An eligible employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions on the form provided by the Company and filing it with the Company's payroll office not less than 15 days prior to the applicable Offering Date, unless a later time for filing the subscription agreement is set by the Board for all eligible employees with respect to a given offering.

          (b) Payroll deductions for a participant shall commence with the first payroll following the Offering Date, or the first payroll following the date of valid filing of the subscription agreement, whichever is later, and shall end on the Termination Date of the offering, unless sooner terminated by the participant as provided in paragraph 10.

     6.   Payroll Deductions.
          ------------------

          (a) At the time a participant files his subscription agreement, he shall elect to have payroll deductions made on each payday during the offering period at a rate not exceeding ten percent (10%), or such other maximum rate as may be determined from time to time by the Board, of the Compensation which he would otherwise receive on such payday, provided that the aggregate of such payroll deductions during the offering period shall not exceed ten percent (10%), or such other maximum percentage as may be determined from time to time by the Board, of the Compensation which he would otherwise have received during said offering period.

          (b) All payroll deductions authorized by a participant shall be credited to his account under the Plan. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his participation in the Plan as provided in paragraph 10, but may not decrease or increase the rate of his payroll deductions during the offering period.

     7.   Grant of Option.
          ---------------

          (a) On each Offering Date, each participant shall be granted an option to purchase (at the option price) the number of full shares of the Company's Common Stock arrived at by dividing such participant's total payroll deductions accumulated during such offering period by the lower of (i) eighty-five percent (85%) of the fair market value of a share of the Company's Common Stock at the Offering Date, or (ii) eighty-five percent (85%) of the fair market value of a share of the Common Stock of the Company at the Termination Date, subject to the limitations set forth in paragraphs 3(b) and 12 hereof. The fair market value of a share of the Company's Common Stock shall be determined as provided in paragraph 7(b) herein.

          (b) The option price per share of such shares shall be the lower of:
(i) 85% of the fair market value of a share of the

Common Stock of the Company at the Offering Date; or (ii) 85% of the fair market value of a share of the Common Stock of the Company at the Termination Date unless: (a) the number of shares available for grant on the first day of the offering period is less than the number of shares required to be issued for that offering period, and (b) the fair market value of the Company's stock on the date additional shares are authorized by the stockholders is higher than it was on the first day of the offering period, in which case the offering price shall be the lower of (i) 85% of the fair market value on the date additional shares are authorized by the stockholders or (ii) 85% of the fair market value on the last day of the offering period. The fair market value of the Company's Common Stock on said dates shall be determined by the Company's Board of Directors, based upon such factors as the Board determines relevant; provided, however, that if there is a public market for the Common Stock, the fair market value of a share of Common Stock on a given date shall be the reported bid price for the Common Stock as of such date; or, in the event that the Common Stock is listed on a stock exchange, the fair market value of a share of Common Stock shall be the closing price on the exchange as of such date.

     8.   Exercise of Option.  Unless a participant withdraws from the Plan as
          ------------------
provided in paragraph 10, his option for the purchase of shares will be exercised automatically at the Termination Date, and the minimum number of full shares subject to option will be purchased for him at the applicable option price with the accumulated payroll deductions in his account. During his lifetime, a participant's option to purchase shares hereunder is exercisable only by him.

     9.   Delivery.  As promptly as practicable after the Termination Date of
          --------
each offering, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his option. Any cash remaining to the credit of a participant's account under the Plan after a purchase by him of shares at the Termination Date of each offering period shall be returned to said participant.

     10.  Withdrawal; Termination of Employment.
          -------------------------------------

          (a) A participant may withdraw all, but not less than all, the payroll deductions credited to his account under the Plan at any time prior to the Termination Date by giving written notice to the Company on a form provided for such purpose. All of the participant's payroll deductions credited to his account will be paid to him as soon as practicable after receipt of his notice of withdrawal, and his option for the current offering period will be automatically cancelled, and no further payroll deductions for the purchase of shares will be made during such offering period.

          (b) Upon termination of the participant's employment for any reason, including retirement or death, the payroll deductions accumulated in his account will be returned to him as soon as practicable after such termination or, in the case of his death, to the person or persons entitled thereto under paragraph 14, and his option will be automatically cancelled.

          (c) A participant's withdrawal from an offering will not have any effect upon his eligibility to participate in a succeeding offering or in any similar plan which may hereafter be adopted by the Company.

     11.  Interest.  No interest shall accrue on the payroll deductions of a
          --------
participant in the Plan.

     12.  Stock.
          -----

          (a) The maximum number of shares of the Company's Common Stock which shall be reserved for sale under the Plan shall be 19,600,000 shares, subject to further adjustment upon changes in capitalization of the Company as provided in paragraph 18. The shares to be sold to participants in the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares which would otherwise be subject to options granted pursuant to paragraph 7(a) hereof at the Offering Date exceeds the number of shares then available under the Plan
(after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each participant affected thereby and shall return any excess funds accumulated in each participant's account as soon as practicable after the termination date of such offering period.

          (b) The participant will have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the name of the participant and his spouse.

     13.  Administration.  The Plan shall be administered by the Board of
          --------------
Directors of the Company or a committee (the "Committee") appointed by the Board. The administration, interpretation or application of the Plan by the Board or the Committee shall be final, conclusive and binding upon all participants. Members of the Board or the Committee who are eligible employees are permitted to participate in the Plan, provided that:

          (a) Members of the Board who are eligible to participate in the Plan may not vote on any matter affecting the administration of the Plan or the grant of any option pursuant to the Plan.

          (b) No member of the Board who is eligible to participate in the Plan may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting of options pursuant to the Plan.

          (c) If a Committee is established to administer the Plan, no member of the Board who is eligible to participate in the Plan may be a member of the Committee.

     14.  Designation of Beneficiary.
          --------------------------

          (a) A participant may file a written designation of a beneficiary who is to receive shares and/or cash, if any, from the participant's account under the Plan in the event of such participant's death at a time when cash or shares are held for his account.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant in the absence of a valid designation of a beneficiary who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15.  Transferability.  Neither payroll deductions credited to a
          ---------------
participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in paragraph 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with paragraph 10.

     16.  Use of Funds.  All payroll deductions received or held by the Company
          ------------
under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17.  Reports.  Individual accounts will be maintained for each participant
          -------
in the Plan. Statements of account will be given to participating employees semi-annually as soon as practicable following the Termination Date, which statements will set forth the amounts of payroll deductions, the per share purchase price, the number of shares purchased and the remaining cash balance, if any.

     18.  Adjustments Upon Changes in Capitalization.  Subject to any required
          ------------------------------------------
action by the shareholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the "Reserves"), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration". Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to option.

     The Board may, if it so determines in the exercise of its sole discretion, also make provision for adjusting the Reserves, as well as the price per share of Common Stock covered by each outstanding option, in the event that the Company effects one or more reorganizations, recapitalizations, rights offerings or other increases or reductions of shares of its outstanding Common Stock, and in the event of the Company being consolidated with or merged into any other corporation.

     19.  Amendment or Termination.  The Board of Directors of the Company may
          ------------------------
at any time terminate or amend the Plan. No such termination will affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant, nor may an amendment be made without prior approval of the shareholders of the Company if such amendment would:

          (a) Increase the number of shares that may be issued under the Plan;

          (b) Materially modify the requirements as to eligibility for participation in the Plan; or

          (c) Materially increase the benefits which may accrue to participants under the Plan.

     20.  Notices.  All notices or other communications by a participant to the
          -------
Company in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21.  Shareholder Approval.  Continuance of the Plan shall be subject to
          --------------------
approval by the affirmative vote of the holders of a majority of the outstanding shares of the Company present or represented and entitled to vote thereon, which approval shall be:

          (a) (1) solicited substantially in accordance with Section 14(a) of the Securities Act of 1934, as amended (the "Act") and the rules and regulations promulgated thereunder, or (2) solicited after the Company has furnished in writing to the holders entitled to vote substantially the same information concerning the Plan as that which would be required by the rules and regulations in effect under Section 4(a) of the Act at the time such information is furnished; and

          (b) obtained at or prior to the first annual meeting of shareholders held subsequent to the first registration of Common Stock under Section 12 of the Act.

               In the case of approval by written consent, the shares "present or represented" shall mean all outstanding shares.

     22.  Conditions Upon Issuance of Shares.  Shares shall not be issued with
          ----------------------------------
respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option and if required by applicable securities laws, the Company may require the participant for whose account the option is being exercised to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

                               SEAGATE TECHNOLOGY

                          EMPLOYEE STOCK PURCHASE PLAN
                          ----------------------------
                             SUBSCRIPTION AGREEMENT
                             ----------------------


______ Original Application
______ Change in Payroll Deduction Rate
______ Change of Beneficiary(ies)


1.   ___________________________________ hereby elects to participate in the
     SEAGATE TECHNOLOGY Employee Stock Purchase Plan (the "Plan") and subscribes to purchase shares of the Company Common Stock in accordance with this Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of ______% of my base pay in accordance with the Plan.

3. I understand that said payroll deductions shall be accumulated for the purchase of shares in accordance with the Plan, and that shares will be purchased for me automatically at the end of the offering period unless I withdraw from the Plan by giving written notice to the Company.

4. I understand that prior to the delivery of any shares I will receive a copy of the Company's most recent prospectus which describes the Plan. A copy of the complete "Seagate Technology Employee Stock Purchase Plan" is on file with the Company.

5.   Shares purchased for me under the Plan should be issued in the name(s) of:
     _____________________________________________________________
     _____________________________________________________________
     _____________________________________________________________

6. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the first day of the offering period during which I purchased such shares or within 1 year after the date on which such shares were delivered to me, I may be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were delivered to me over the option price paid for the shares. I hereby agree to notify the Company in writing within 30 days
                  --------------------------------------------------------------
     after the date of any such disposition.  However, if I dispose of such
     --------------------------------------
     shares at any
     time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the fair market value of the shares at the time of such disposition over the amount paid for the shares under the option, or (2) the excess of the fair market value of the shares over the option price, measured as if the option had been exercised on the first day of the offering period during which I purchased such shares. The remainder of the gain, if any, recognized on such disposition will be taxed at capital gains rates.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:


NAME:     (Please print) ________________________________________
                         First           Middle              Last

______________________   ________________________________________
Relationship

                         ________________________________________
                         Address


NAME:     (Please print) ________________________________________
                         First           Middle              Last

______________________   ________________________________________
Relationship

                         ________________________________________
                         Address

Date:     ____________________      _____________________________
                                    Signature of Employee

_________________________________________________________________
_________________________________________________________________

I do not wish to participate in the Employee Stock Purchase Plan.


Date: ___________________     _____________________________________
                              Signature of Employee

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           SEAGATE TECHNOLOGY, INC.
                      1998 ANNUAL MEETING OF STOCKHOLDERS
                               OCTOBER 29, 1998

  The undersigned stockholder of SEAGATE TECHNOLOGY, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated September 24, 1998, and hereby appoints Stephen J. Luczo, Gary B. Filler and Robert A. Kleist, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1998 Annual Meeting of Stockholders of SEAGATE TECHNOLOGY, INC. to be held on October 29, 1998 at 10:00 a.m., local time, at the Hotel Boulderado, the Ballroom, 2113 13th Street, Boulder, Colorado 80302 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:


  THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE AMENDMENT TO THE SEAGATE TECHNOLOGY EMPLOYEE STOCK PURCHASE PLAN, FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS, AGAINST THE ADOPTION AND IMPLEMENTATION OF THE STOCKHOLDER PROPOSAL REGARDING EMPLOYMENT PRACTICES AND POLICIES IN NORTHERN IRELAND AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                (Continued and to be signed on the other side)

(continued from reverse side)

                          SEAGATE TECHNOLOGY, INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

  1. ELECTION OF DIRECTORS:

    IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

    Nominees: Gary B. Filler; Kenneth E. Haughton; Robert A. Kleist; Stephen J. Luczo; Lawrence Perlman; Thomas P. Stafford and Laurel L. Wilkening.

  2. TO APPROVE AN AMENDMENT TO THE SEAGATE TECHNOLOGY, INC. EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 6,000,000.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  3. TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 1999.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

  4. TO CONSIDER AND ACT UPON A STOCKHOLDER PROPOSAL REGARDING EMPLOYMENT PRACTICES AND POLICIES IN NORTHERN IRELAND.

                     [_] FOR    [_] AGAINST    [_] ABSTAIN

and, in their discretion, upon such other matter or matters which may properly come before the meeting or any adjournment or adjournments thereof.

                                          (This Proxy should be marked, dated
                                          and signed by the stockholder(s)
                                          exactly as his or her name appears
                                          hereon, and returned promptly in the
                                          enclosed envelope. Persons signing
                                          in a fiduciary capacity should so
                                          indicate. If shares are held by
                                          joint tenants or as community
                                          property, both should sign.)

                                          Dated: ________________________ ,1998

                                          Signature: _________________________

                                          Signature: _________________________






CONTROL NUMBER

--------------
            NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR INTERNET!
      QUICK * EASY * IMMEDIATE * AVAILABLE 24 HOURS A DAY * 7 DAYS A WEEK

SEAGATE TECHNOLOGY, INC. encourages you to take advantage of the new and convenient ways to vote your shares. This year you may vote by mail, or choose one of the two methods described below. Your telephone or internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card. To vote by telephone or internet, read the accompanying proxy statement and ballot and then follow these easy steps;

                        ------------------------------------------------------
TO VOTE BY PHONE        Call toll free 1-888-426-7035 any time on a touch tone
                        telephone.
                        There is NO CHARGE to you for the call.

                        Enter the 6-digit Control Number located above.

                        Option #1: To vote as the Board of Directors recommends
                                   on ALL proposals; Press 1

                                   When asked, please confirm your vote
                                   pressing 1

                        Option #2: If you choose to vote on each proposal
                                   separately, press 0 and follow the simple
                                   recorded instructions.
                        ------------------------------------------------------

                        ------------------------------------------------------
TO VOTE BY INTERNET     Go to the website
                        www.harrisbank.com/corporations/shareholders/proxy.html

                        Enter the 6-digit Control Number located above.

                        Follow the simple instructions on the screen.
                        ------------------------------------------------------

   IF YOU VOTE BY TELEPHONE OR THE INTERNET DO NOT MAIL BACK THE PROXY CARD.
                             THANK YOU FOR VOTING!